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                                                                  Exhibit 10.104

                       AGREEMENT TO TERMINATE AGREEMENTS

        This Agreement to Terminate Agreements ("Agreement") is entered into this 10th day of March, 1998 by and between GALAXY HEALTH CARE, INC., a Florida corporation and its wholly-owned subsidiaries TREATMENT RESOURCES, INC., TREATMENT RESOURCES II, INC., TREATMENT RESOURCES OF CALIFORNIA, INC. AND TREATMENT RESOURCES OF OREGON, INC. (collectively, "Galaxy") and OPTIMUMCARE CORPORATION, a Delaware corporation ("OptimumCare").

                                R E C I T A L S

        A. The parties have previously entered into a Community Mental Health Center Management Agreement dated August 27, 1997 ("Long Beach Agreement") pursuant to which OptimumCare provided management services for the treatment of patients with psychiatric disorders at a partial hospitalization program located at 757 Pacific Avenue, Long Beach, California 90813 (the "Long Beach Facility"). Treatment Resources of California, Inc. is the holder of the provider number for the Long Beach Facility and is the responsible party for treatment of patients at the Long Beach Facility. OptimumCare has the obligation to provide management services for the Long Beach Facility as set forth in the Long Beach Agreement.

        B. The parties have previously entered into a Community Mental Health Center Agreement dated February 1, 1997 ("Las Vegas Agreement") pursuant to which OptimumCare agreed to provide management services for the treatment of patients with psychiatric disorders at a partial hospitalization program located in Las Vegas, Nevada.

        C. The parties have previously entered into a Community Mental Health Center Agreement dated August 1, 1997 ("Portland Agreement") pursuant to which OptimumCare agreed to provide management services for the treatment of patients with psychiatric disorders at a partial hospitalization program located in Portland, Oregon.

        D. The parties have agreed to terminate the Long Beach Agreement, Las Vegas Agreement and Portland Agreement.

           NOW, THEREFORE, it is mutually agreed as follows:

                               A G R E E M E N T

        1. Termination of Long Beach Agreement. The Long Beach Agreement will be terminated effective April 15, 1998 or such earlier date as OptimumCare is able to arrange for licensing of the Long Beach Facility.

        2. Galaxy's Billing Obligations for the Long Beach Facility Services. Notwithstanding termination of the Long Beach Agreement, Galaxy agrees on or before March 31, 1998 to complete the billing to Blue Cross (Medicare) and Medi-Cal for services rendered through February 28, 1998 at the Long Beach Facility and to complete the billing for services rendered from March 31, 1998 through termination of the program at the Long


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Beach Facility within thirty (30) days following termination of the program. In the event Galaxy completes the billing to Blue Cross (Medicare) and Medi-Cal for services rendered at the Long Beach Facility through February 28, 1998 on or before March 31, 1998, Galaxy shall be entitled to receive a billing fee equal to eight percent (8%) of the net reimbursement for such services which billing fee shall be included on the cost reports filed by Galaxy for the program. In the event OptimumCare receives the billing fee as part of its net reimbursement, OptimumCare shall apply an amount equal to the billing fee to Galaxy's obligations to OptimumCare and shall advise Galaxy how the billing fee has been applied. In the event Galaxy does not complete such billing on or before March 31, 1998, Galaxy hereby confirms the appointment of OptimumCare as its attorney-in-fact under the Security Agreement dated July, 1997 to take all steps necessary to maintain the receivables pledged to OptimumCare thereunder including without limitation to bill for the services rendered to patients at the Long Beach Facility.

     3. Galaxy's Obligations under the Long Beach Agreement. In connection with the Long Beach Agreement, Galaxy will be obligated to pay OptimumCare the following sums:

               August 1997         $ 11,145.10
               September 1997      $104,895.03
               October 1997        $106,422.08
               November 1997       $ 97,956.55
               December 1997       $106,292.50
               January 1998        $106,000.00 (estimated)
               February 1998       $106,000.00 (estimated)

The Long Beach Agreement provides that Galaxy will pay OptimumCare for all funds (including fees) advanced by OptimumCare including, without limitation staffing costs and fees and facility location costs, prior to Galaxy receiving its initial reimbursements check from Medicare on the following basis: (a) one-half (1/2) of all funds advanced to be fully paid within fifteen (15) days after Galaxy is in receipt of the first reimbursement check and (b) the balance payable over the succeeding twelve (12) months in consecutive installments including an additional ten percent (10%) profit on the unpaid balance. In light of the delay in receipt of the first reimbursement check and the termination of the Long Beach Agreement, Galaxy agrees that all reimbursement checks received by it will be payable to OptimumCare immediately following their receipt up to the total of the amounts owing by Galaxy to OptimumCare. The failure of Galaxy to receive reimbursement checks for the services rendered at the Long Beach Facility as a result of the offset of such amounts for obligations of Galaxy resulting from the pending audit of Galaxy which are unrelated to performance of services at the Long Beach Facility shall not relieve Galaxy from its obligation to pay OptimumCare for funds (including fees) advanced by OptimumCare including, without limitation staffing costs and fees and facility location costs.

     4. Amendment to Security Agreement. Galaxy agrees to enter into an amendment to the Security Agreement dated July, 1997 to provide that the receivables for services rendered at the Long Beach Facility are pledged to secure all obligations of Galaxy to OptimumCare



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     5.   Cooperation Of Galaxy And Optimumcare. Galaxy and OptimumCare agree to cooperate fully with each other in the orderly transfer and changeover of the Long Beach Facility program to the party designated by OptimumCare and the discharge of patients from the existing program and readmission of patients to the new program. Galaxy and OptimumCare agree to cooperate fully with each other in the transfer of patient records and charts and in promptly the preparation and filing an interim and/or final cost report as required in connection with the change in ownership and operation of the Long Beach Facility program.

     6. No Release Of Claims. The termination of the Long Beach Agreement, shall not constitute a release of any obligations of Galaxy or OptimumCare to the other pursuant to the Long Beach Agreement.

     7. Termination Of Las Vegas Agreement. The Las Vegas Agreement will be terminated effective immediately and Galaxy and OptimumCare hereby release each other for any financial obligations which the other may have to it pursuant to the Las Vegas Agreement. Galaxy agrees to transfer the provider number for the Las Vegas facility without charge to OptimumCare or to any party designated by OptimumCare. Immediately following execution of this Agreement, OptimumCare shall pay Galaxy a termination fee of $5,000 for the termination of the Las Vegas Agreement.

     8. Termination Of Portland Agreement. The Portland Agreement will be terminated effective immediately and Galaxy and OptimumCare hereby release each other for any financial obligations which the other may have to it pursuant to the Portland Agreement.

     9. Reimbursement Of Galaxy Travel Expenses. Immediately following execution of this Agreement, OptimumCare shall pay Galaxy $13,309.49 representing the balance of Galaxy's travel expenses of $18,492.96, $5,183.47 of which has previously been paid.

     10. No Termination Of Other Agreements Or Obligations. Except as provided herein, this Agreement shall not constitute a termination of any other agreement between Galaxy and OptimumCare or the release of any obligations of Galaxy or OptimumCare to the other.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                         GALAXY HEALTH CARE, INC.,
                         a Florida corporation

                         By:__________________________________________
                              Dale P. Redlich, Chief Executive Officer

[Signatures continue.]

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                    TREATMENT RESOURCES, INC.

                    By:_____________________________________________
                          Dale P. Redlich, Chief Executive Officer

                    TREATMENT RESOURCES II, INC.

                    By:_____________________________________________
                          Dale P. Redlich, Chief Executive Officer

                    TREATMENT RESOURCES OF CALIFORNIA, INC.


                    By:_____________________________________________
                          Dale P. Redlich, Chief Executive Officer


                    TREATMENT RESOURCES OF OREGON, INC.

                    By:_____________________________________________
                          Dale P. Redlich, Chief Executive Officer


                    OPTIMUMCARE CORPORATION,
                    a Delaware corporation


                    By:_____________________________________________
                          Edward A. Johnson, President



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